Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-222072 on Form S-8 of our report dated December 23, 2019, relating to the financial statements and the financial statement schedule of Bright Scholar Education Holdings Ltd. (the “Company”), its subsidiaries, other affiliated entities and its variable interest entities under common control with the Company (collectively referred to as the “Group”) (which report expresses an unqualified opinion and includes two explanatory paragraphs relating to the translation of Renminbi amounts into United States dollar amounts and the modified retrospective adoption of ASU 2014-09, Revenue from Contracts with Customers (Topic 606) which was adopted by the Group on September 1, 2018) appearing in the Annual Report on Form 20-F of the Company for the year ended August 31, 2019.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Guangzhou, China

December 23, 2019